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                                                                   EXHIBIT 12(D)

                        TURNER BROADCASTING SYSTEM, INC.
                   COMPUTATION OF PRO FORMA RATIO OF EARNINGS
                                TO FIXED CHARGES

                                                                                          NINE MONTHS
                                                                  YEAR ENDED                 ENDED
                                                                 DECEMBER 31,            SEPTEMBER 30,
                                                                     1992                     1993
                                                             --------------------     --------------------
                                                                  PRO FORMA                PRO FORMA
                                                             FOR THE ACQUISITIONS     FOR THE ACQUISITIONS
                                                               AND THE NEW LINE         AND THE NEW LINE
                                                                    MERGER                   MERGER
                                                             --------------------     --------------------
                                                                  (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
(A)  Income before gain on issuance of stock,
       provision for income taxes, extraordinary items and
       the cumulative effect of a change in accounting for
       income taxes(a).....................................        $ 46,516                 $ 81,584
                                                                -----------              -----------
                                                                -----------              -----------
     Fixed charges
       Interest expense....................................        $237,340                 $177,074

       Interest capitalized................................           6,454                    4,435

       Interest associated with rental agreements(b).......          22,910                   21,738
                                                                -----------              -----------
         (B) Total fixed charges...........................         266,704                  203,247

       Less interest capitalized...........................           6,454                    4,435
                                                                -----------              -----------
         (C) Total fixed charges exclusive of interest
                  capitalized..............................        $260,250                 $198,812
                                                                -----------              -----------
                                                                -----------              -----------
(D)  Earnings before gain on issuance of stock, provision
       for income taxes, extraordinary items, the
       cumulative effect of a change in accounting for
       income taxes and fixed charges exclusive of interest
       capitalized (A+C)...................................        $306,766                 $280,396
                                                                -----------              -----------
                                                                -----------              -----------
     Ratio of earnings to fixed charges (D/B)..............            1.15                     1.38
                                                                -----------              -----------
                                                                -----------              -----------
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(a) Excludes earnings of less-than-fifty-percent owned entities for the pro forma year ended December 31, 1992 of $6,690,000 and losses of less-than-fifty-percent owned entities for the pro forma nine-month period ended September 30, 1993 of $11,952,000.
(b) This charge represents one-third of consolidated rent expense, which the
    Company believes to be a reasonable approximation of the interest factor.